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                                                                    Exhibit 99.1





         Contacts:

        Don Tatzin
        Chief Financial Officer
               (510) 683-5900

    AXT Announces Temporary Shutdown of Opto-electronics Production Facility


FREMONT, Calif. - May 14, 2003 - AXT, Inc. (Nasdaq: AXTI), a leading manufacturer of opto-electronic devices and compound semiconductor substrates, today announced that it will temporarily halt production of opto-electronic devices at its U.S. facilities for two weeks in May as a cost reduction measure after which time it will determine at what pace production will be resumed. During the shutdown, the company expects to ship products to meet customer orders from current inventory.

This action is being taken because, while opto-electronic sales in April were in line with expectation, opto-electronic sales in May have decreased significantly. The decrease in business is largely due to customers reporting a slow down in demand for opto-electronic products as a result of the outbreak of sudden acute respiratory syndrome (SARS).

The reduction in orders resulting in the temporary plant closure is expected to affect the company's revenue and earnings during the second quarter. The impact will be partially offset by a reduction in costs as a result of the temporary shut down. AXT is closely monitoring the situation and will provide updated guidance as soon as it is able.

To date, performance at the substrate business is in line with expectations for the second quarter.


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ABOUT AXT, INC.

AXT designs, develops, manufactures and markets high-performance compound semiconductor substrates for the fiber optics and communications industries. The Company's proprietary Vertical Gradient freeze (VGF) crystal growth technology produces low-defect, semi-insulating and semi-conducting gallium arsenide, indium phosphide and germanium wafers. AXT is also a leading producer of light-emitting diodes (LEDs), such as blue, green, and cyan LEDs for the display and lighting industries and edge-emitting and vertical-cavity surface-emitting lasers (VCSELs) for the fiber optics industry. For more information, see AXT's website at http://www.axt.com. The Company can also be reached at 4281 Technology Drive, Fremont, California 94538 or by calling 510-683-5900. AXT is traded on the Nasdaq National Market under the symbol AXTI.

                                     -More-
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         SAFE HARBOR

This press release contains forward-looking statements regarding the impact of AXT's temporary shutdown of its opto-electronics production facilities and its outlook for financial performance for the second quarter of 2003, as well as the possible continued impact experienced as a result of the outbreak of SARS in China and elsewhere. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Changes in the business might not match management's forecasts. Orders from our customers have been delayed as customers asses the impact that SARS might have on their business, and we cannot predict how severe or prolonged these effects might be. In addition, our employees and suppliers may be affected by SARS, and we may experience additional shut downs of our manufacturing facilities in China if incidences of SARS occur among our employees, which could impede our ability to manufacture our products. Both our substrate business as well as our opto-electronics operations remain potentially vulnerable to SARS affecting the volume and timing of customer orders, our ability to operate our production facilities, acquire key supplies, and meet customer demand in other parts of the world. For further discussion of the risks and uncertainties regarding AXT's business, reference is made to AXT's filings with the Securities and Exchange Commission, including the company's 10-K for the year ended December 31, 2002, and 10-Q for the three months ended March 31, 2003 filed with the Securities and Exchange Commission and available online by link from our website at www.axt.com, or from the SEC's website at www.sec.gov. The Company assumes no obligation to update the information in this press release.

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